Exhibit 10.7

FIRST AMENDMENT TO SUBSCRIPTION AGREEMENT

This First Amendment (“First Amendment”) to the Subscription Agreement (as defined below) is made and entered into as of March 9, 2026, by and between Xesse Ventures Limited, a British Virgin Islands business company (the “Subscriber”) and Vernal Capital Acquisition Corp., a Cayman Islands exempted company (the “Company”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Subscription Agreement.

WHEREAS, Subscriber and the Company entered into that certain Subscription Agreement, dated as of July 31, 2025 (the “Original Agreement,” and as amended, including by this First Amendment, the “Subscription Agreement”);

WHEREAS, the parties now desire to amend the Original Agreement on the terms and conditions set forth herein; and

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in accordance with the terms of the Subscription Agreement, the Parties hereto, intending to be legally bound, do hereby acknowledge and agree as follows:

1. Amendments to Subscription Agreement. The parties hereby agree that the Original Agreement is to be amended as follows:

A. The opening paragraph of the Original Agreement is hereby amended and restated in its entirety as follows:

“This agreement (this “Agreement”) is entered into on July 31, 2025 by and between Xesse Ventures Limited, a British Virgin Islands business company (the “Subscriber” or “you”), and Vernal Capital Acquisition Corp., a Cayman Islands exempted company (the “Company”). Pursuant to the terms hereof, the Company hereby accepts the offer the Subscriber has made to purchase 431,250 shares of a nominal or par value of US$0.0001 each of the Company (the “Shares”), up to 56,250 of which are subject to surrender and cancellation by you if the underwriters of the initial public offering (“IPO”) of units (“Units”) of the Company do not fully exercise their over-allotment option (the “Over-allotment Option”). The Company and the Subscriber’s agreements regarding such Shares are as follows:”

B. Section 1.1 of the Original Agreement is hereby amended and restated in its entirety as follows:

“Purchase of Shares. For the sum of $3,750 (the “Purchase Price”), which the Company acknowledges receiving from or on behalf of the Subscriber, the Company hereby issues the Shares to the Subscriber, and the Subscriber hereby subscribes for and purchases the Shares from the Company, 56,250 of which are subject to surrender and cancellation, on the terms and subject to the conditions set forth in this Agreement. All references in this Agreement to shares of the Company being surrendered and canceled shall take effect as surrenders and cancellations for no consideration of such shares as a matter of Cayman Islands law.”

C. Section 3.1 of the Original Agreement is hereby amended and restated in its entirety as follows:

“3.1. Partial or No Exercise of the Over-allotment Option. In the event the Over-allotment Option granted to the representative(s) of the underwriters of the Company’s IPO is not exercised in full, the Subscriber acknowledges and agrees that it shall surrender for cancellation any and all rights to such number of Shares (up to an aggregate of 56,250 Shares and pro rata based upon the percentage of the Over-allotment Option exercised) such that immediately following such surrender, the Subscriber (and all other initial shareholders prior to the IPO, if any) will own an aggregate number of Shares (not including ordinary shares issuable upon exercise of any warrants or any ordinary shares purchased by Subscriber in the Company’s IPO or in the aftermarket) equal to 3% of the issued and outstanding ordinary shares of the Company immediately following the IPO.”

2. Consent to repurchase and application for shares. To effect the above amendments to the Original Agreement, the Subscriber agrees and consents to (i) the repurchase of 258,750 Shares held by the Subscriber out of the proceeds of the issuance of 431,250 Shares to the Subscriber at a price of $3,750; and (ii) the application for 431,250 Shares at a price of $3,750 for the purpose of the above repurchase.

3. Miscellaneous. Except as expressly provided in this First Amendment, all of the terms and provisions in the Original Agreement are and shall remain unchanged and in full force and effect, on the terms and subject to the conditions set forth therein. This First Amendment does not constitute, directly or by implication, an amendment or waiver of any provision of the Original Agreement, or any other right, remedy, power or privilege of any party, except as expressly set forth herein. Any reference to the Subscription Agreement or any other agreement, document, instrument or certificate entered into or issued in connection therewith shall hereinafter mean the Original Agreement, as amended by this First Amendment (or as the Subscription Agreement may be further amended or modified after the date hereof in accordance with the terms thereof). The Original Agreement, as amended by this First Amendment, and the documents or instruments attached hereto or thereto or referenced herein or therein, constitutes the entire agreement between the parties with respect to the subject matter of the Subscription Agreement, and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to its subject matter. If any provision of the Original Agreement is materially different from or inconsistent with any provision of this First Amendment, the provision of this First Amendment shall control, and the provision of the Original Agreement shall, to the extent of such difference or inconsistency, be disregarded. Sections 6 of the Original Agreement are hereby incorporated herein by reference as if fully set forth herein, and such provisions apply to this First Amendment as if all references to the “Agreement” contained therein were instead references to this First Amendment.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, each Party hereto has caused this First Amendment to be signed and delivered as of the date first written above.

ERNAL CAPITAL ACQUISITION CORP.

By:	/s/ Du Jun
Name:	Du Jun
Title:	Director

ACKNOWLEDGED, ACCEPTED, AND CONSENTED TO BY:

XESSE VENTURES LIMITED

/s/ Qi Zhenhuan
Name:	Qi Zhenhuan
Title:	Director

[Signature Page to First Amendment to Subscription Agreement]